Exhibit 99.1

TRANSACTION SYSTEMS ARCHITECTS INC 224 SOUTH 108 AVENUE OMAHA, NEBRASKA 68154 402.334.5101 FAX 402.390.8077

For more information, contact:

William	J. Hoelting
Transaction	Systems Architects, Inc.
Vice	President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects to Acquire

P&H Solutions, Inc.

Strategic Acquisition to Expand TSA’s Wholesale Payments Solutions Portfolio

and Form the Core of its Software as a Service Business

(OMAHA, Neb. – August 29, 2006) – Transaction Systems Architects, Inc. (Nasdaq: TSAI) (“TSA” or the “Company’) today announced it has entered into an agreement to acquire P&H Solutions, Inc. (“P&H”) for $150 million in cash, net of cash acquired.

P&H is a leading provider of Web-based enterprise business banking solutions to financial institutions. The company has approximately 100 customers including 12 of the top 25 banks in the United States. Customers include Sovereign Bank, TD Banknorth, Countrywide Bank, Merrill Lynch, First National Bank of Omaha, Wells Fargo, ABN AMRO, Citibank, Citizens Bank, JP Morgan Chase, and PNC Bank.

For the fiscal year ending September 30, 2007, the Company expects P&H to contribute GAAP revenue of $40 million to $42 million. The acquisition will be accretive immediately on a pro forma basis. It is expected to be dilutive to GAAP earnings per share for fiscal 2007 by $0.14 to $0.16. The major differences in the calculation of GAAP and pro forma earnings per share are purchase accounting related adjustments (write-down of P&H deferred revenue and amortization of identified intangible assets) and other non-cash items. The Company expects the acquisition will be accretive to diluted earnings per share by approximately $.10 on a GAAP basis in fiscal

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2008. The Company will provide fiscal 2007 full-year revenue and earnings per share guidance, including the impact of the P&H acquisition, on its fourth-quarter and year-end conference call.

The acquisition will be financed by a combination of TSA cash and a portion of a $150 million revolving credit facility provided by Wachovia Securities.

Subject to customary closing conditions and regulatory approvals, the acquisition is expected to close in September 2006.

“This is a transformational event for TSA,” said Philip G. Heasley, TSA CEO. “Last October we communicated our strategy to build a global solutions business providing payments software, domain expertise services in payments, and payments software as a service. This acquisition is a major step in the continuation of that strategy. With P&H, we now have management expertise in operating an enterprise business banking platform as well as the gold standard product suite in business banking, significantly strengthening our wholesale payments offering.

“We have a great opportunity to grow P&H from its historical U.S. base into the international theater using our global distribution network,” Heasley added. “The blending of our solutions will redefine the standard for end-to-end wholesale electronic payments and continue our progress toward the goal of payments convergence.

“This acquisition also provides us the platform by which we can build out enterprise business banking capabilities for our entire product set,” Heasley said. “This has always been an objective and, with some manageable effort, will yield a valuable new payments solution. Our payment software as a service business now gets its footing, leveraging the management talent and infrastructure of P&H. It will serve as a natural platform for our BASE24-es, Proactive Risk Manager, Payments Manager, Smart Chip Manager and Wholesale Payments System solutions to be provided on a services basis to smaller financial institutions, first in the U.S. and later throughout the world.”

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Heasley concluded, “The acquisition makes us stronger in several ways. P&H operations in Newton, Massachusetts, will be integrated with our Framingham, Massachusetts operations, yielding both critical mass and a strengthened wholesale payments solution supply chain.”

Ralph Dangelmaier, President and CEO of P&H, will become the President of TSA’s global software as a service business. “We’re very pleased to become part of the TSA family,” said Dangelmaier. “TSA’s global distribution channel and market leadership in providing enterprise electronic payment solutions are a natural fit for P&H. We share their vision for payments convergence and look forward to playing a key role in advancing that strategy.”

TSA’s financial advisor on this transaction was Stephens Inc, and its legal counsel was Jones Day. William Blair & Company advised P&H Solutions, with Goodwin Proctor LLP as counsel.

TSA will hold a conference call on Tuesday, August 29, 2006, at 11:00 a.m. EDT (10:00 a.m. CDT) to discuss its strategy and the acquisition of P&H Solutions. Interested persons may access a real-time audio broadcast of the teleconference at www.tsainc.com/investors.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used on more than 1,980 product systems in 83 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

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About P&H Solutions, Inc.

Founded in 1983, P&H Solutions is an industry leader in Web-based corporate cash management. With approximately 100 financial institutions in production and 20 years of industry experience, P&H is customer- and banking-focused, with a strong commitment to helping financial institutions meet their strategic cash management objectives. Industry analyst Celent Communications has ranked P&H Solutions as the number one cash management vendor for three years in a row.

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Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “expects,” “looks forward to,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment and specifically include amounts estimated in the 12-month and 60-month backlogs and the Company’s revenue and earnings guidance. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s expectation regarding P&H’s 2007 revenue and earnings per share contributions

•	Company’s belief that the acquisition of P&H is expected to be accretive to TSA’s shareholders on a pro forma basis in fiscal 2007 and on a GAAP basis in fiscal 2008

•	Company’s belief that the acquisition of P&H complements the Company’s growth strategy by expanding its wholesale payments offering and its ability to offer payments software as a service

•	Company’s belief that the acquisition of P&H will create cross-selling opportunities and opportunities for end-to-end product integration

•	Company’s belief that P&H has opportunities to grow from its historical U.S. based-business using the Company’s global distribution network

•	Company’s belief that the acquisition of P&H will create integration opportunities with the Company’s Massachusetts operations resulting in critical mass and a strengthened wholesale payments solution supply chain

•	Expectations regarding the prospects of P&H’s business

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

There are numerous risks associated with the acquisition discussed in this press release. Additionally, the Company operates in a rapidly changing technological and economic environment that presents other risks. Many of these risks are beyond the Company’s control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks.

The closing of the contemplated acquisition is subject to certain conditions, many of which are outside of the Company’s control. There can be no assurance that all or substantially all of the closing conditions will be satisfied. If a closing condition is not satisfied, or otherwise waived, in a timely manner, the transaction may not close when expected or at all.

There can be no assurance that third parties or governmental authorities may not seek to enjoin, prohibit or otherwise invalidate the acquisition, in whole or in part, based on the perceived market impact of the transaction or otherwise. Responding to any inquiries by governmental authorities may divert management’s time and resources and result in increased expenses and delays in closing the transaction.

No assurance can be given that the Company will be successful in integrating and operating the acquired company. The failure to successfully integrate and operate the acquired company could cause the actual financial results

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derived from the acquisition to differ materially from the expected financial results and may also have a material adverse effect on the Company’s business, financial condition and results of operations.

The contemplated acquisition is subject to a number of additional risks, including diversion of management time and resources, disruption of the Company’s ongoing business, difficulties in supporting new products and risks of conducting international operations.

The forward-looking statements in this press release are expressly qualified by the above risk factors as well as the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed December 14, 2005, the Company’s Forms 10-Q filed February 9, 2006, May 10, 2006, and August 9, 2006 and specifically the sections entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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